Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	May 3, 2019

Joint Filer Information

Joint Filers:

1. Name:	Matthew Lindenbaum
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

2. Name:	Bennett Lindenbaum
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

3. Name:	Basswood Capital Management, L.L.C.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022